UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015 (October 21, 2015)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The fall 2015 semi-annual borrowing base redetermination of the Sixth Amended and Restated Credit Agreement, dated April 24, 2013 (as amended, the “Amended Credit Facility”) of Linn Energy, LLC (the “Company” or “LINN”) and the Second Amended and Restated Credit Agreement, dated November 15, 2010 (as amended, the “Berry Credit Facility”) of Berry Petroleum Company (“Berry”) was completed in October 2015. In connection with these borrowing base redeterminations, on October 21, 2015, the Company entered into the Seventh Amendment to the Amended Credit Facility (the “Seventh Amendment”) and Berry entered into the Eleventh Amendment to the Berry Credit Facility (the “Eleventh Amendment”).
Seventh Amendment to Sixth Amended and Restated Credit Agreement
Pursuant to the Seventh Amendment, the Borrowing Base, as defined in the Amended Credit Facility (the “LINN Borrowing Base”), was reaffirmed in the amount of $4.05 billion (subject to the availability limit described below), which amount will remain in effect until it is redetermined or adjusted in accordance with the Amended Credit Facility. The Seventh Amendment further provides that the LINN Borrowing Base will automatically decrease to $3.6 billion January 1, 2016, subject to any additional LINN Borrowing Base reduction for junior lien debt issued since the amendment, if the following conditions are not met on or before January 1, 2016: (i) the issuance by LINN of at least $250 million of junior lien debt; (ii) repayment and extinguishment of the Berry Credit Facility and (iii) the guarantee by Berry of the Amended Credit Facility or the merger or consolidation of Berry with a guarantor under the Amended Credit Facility, each so long as no default results therefrom (collectively, the “Berry Consolidation”). Notwithstanding the LINN Borrowing Base, borrowing availability under the Amended Credit Facility shall be limited to $3.6 billion (which amount includes the outstanding $500 million term loan) until the earlier of a) January 1, 2016 or b) the date of the Berry Consolidation.
The Seventh Amendment also amends the Amended Credit Facility to provide for, among other things:

(i)
a “springing maturity date” equal to the earliest of (a) April 6, 2019, the maturity date under the Amended Credit Facility prior to the execution of the Seventh Amendment, (b) 91 days prior to the stated maturity date of any outstanding Junior Lien Debt (as defined below) and (c) 91 days prior to the “springing maturity date” of any outstanding Junior Lien Debt, if applicable, if on such date, the condition that would cause the applicable springing maturity not to occur has not been satisfied;

(ii)
the ability to incur up to $4.0 billion of Junior Lien Debt to accommodate exchanges of LINN’s outstanding unsecured senior notes and Berry’s senior notes or as additional indebtedness, but such additional indebtedness may not exceed $1.0 billion;

(iii)
so long as the Berry Consolidation occurs on or before January 1, 2016, the ability to issue up to $1.0 billion of the additional Junior Lien Debt described in the previous clause (ii) prior to the next scheduled redetermination of the LINN Borrowing Base without a corresponding reduction in the LINN Borrowing Base of 25% of the principal amount of such additional Junior Lien Debt;

(iv)
add a minimum liquidity requirement equal to the greater of $500 million and 15% of the then effective available LINN Borrowing Base after giving effect to any redemption or repurchase in connection with certain redemptions or repurchases of certain debt, including LINN’s outstanding unsecured senior notes;

(v)
a decrease in LINN’s covenant requiring the maintenance of a minimum EBITDA to Interest Expense ratio of 2.5 to 1.0, such that the minimum required ratio is decreased to 2.0 to 1.0 from December 31, 2015 through December 31, 2016, to 2.25 to 1.0 from March 31, 2017 through June 30, 2017 and returning to 2.5 to 1.0 thereafter;

(vi)	the ability to make necessary tax-related distributions or contributions to LinnCo, LLC;

(vii)
an increase in the mortgage requirement on the total value of the oil and natural gas properties included in LINN’s most recent reserve report (excluding Berry) from 80% to 90%, which must initially be met within 90 days of the date of the Seventh Amendment regardless of its Collateral Coverage Ratio (as defined in the Amended Credit Facility); and

(viii)
an increase to the applicable margin charged on borrowings under the Amended Credit Facility by 0.25% and an increase in the commitment fee under the Amended Credit Facility (depending on the then-current level of borrowings under the Amended Credit Facility) on the average daily unused amount of the maximum commitment amount of the lenders, from between 0.375% and 0.5% per annum to 0.5% per annum.

As used in this description, “Junior Lien Debt” means debt of LINN and the guarantors under the Amended Credit Agreement that is secured by the same assets as the Amended Credit Agreement, but on a junior lien basis, and that is subject to an intercreditor agreement in form and substance reasonably acceptable to the Majority Lenders (as defined in the Amended Credit Agreement).
The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed with this Report as Exhibit 0.1 and is incorporated herein by reference.
Eleventh Amendment to the Berry Credit Facility
Pursuant to the Eleventh Amendment, the Borrowing Base, as defined in the Berry Credit Agreement (the “Berry Borrowing Base”), was reduced from $1.2 billion to $900 million, which amount will remain in effect until it is redetermined or adjusted in accordance with the Berry Credit Agreement and will continue to be secured by certain of Berry’s oil and natural gas properties as well as the existing $250 million restricted cash account.
The Eleventh Amendment also amends the Berry Credit Facility to provide for, among other things:

(i)
a “springing maturity date” equal to the earliest of (a) April 6, 2019, the maturity date under the Berry Credit Facility prior to the execution of the Eleventh Amendment, (b) 91 days prior to the stated maturity date of any outstanding Berry Junior Lien Debt (as defined below) and (c) 91 days prior to the “springing maturity date” of any outstanding Berry Junior Lien Debt, if applicable, if on such date, the condition that would cause the applicable springing maturity not to occur has not been satisfied;

(ii)
Berry’s ability to incur Berry Junior Lien Debt (A) to refinance Berry’s senior notes or (B) as additional indebtedness, but such additional indebtedness issued may not exceed $500 million outstanding at any one time and is subject to a 35% Berry Borrowing Base reduction for the principal amount of such additional Berry Junior Lien Debt issued;

(iii)	a decrease in Berry’s covenant requiring the maintenance of an EBITDA to Interest Expense ratio of 2.5 to 1.0, such that the permissible ratio is decreased to 2.0 to 1.0 from December 31, 2015 through December 31, 2016, to 2.25 to 1.0 from March 31, 2017 through June 30, 2017 and returning to 2.5 to 1.0 thereafter;

(iv)
an increase in the mortgage requirement on the total value of the oil and natural gas properties included in Berry’s most recent reserve report from 80% to 90%, which must initially be met within 90 days of the date of the Eleventh Amendment;

(v)
an increase to the applicable margin charged on borrowings under the Berry Credit Facility by 0.25% and increase the commitment fee under the Berry Credit Facility (depending on the then-current level of borrowings under the Berry Credit Facility ) on the average daily unused amount of the maximum commitment amount of the lenders, from between 0.375% and 0.5% per annum to 0.5% per annum; and

(vi)	explicit permission to prepay or exchange Berry’s senior notes with notes issued by LINN.
As used in this description, “Berry Junior Lien Debt” means debt of Berry and the guarantors under the Berry Credit Facility that is secured by the same assets as the Berry Credit Facility on a junior lien basis, and that is subject to an intercreditor agreement in form and substance reasonably acceptable to the Majority Lenders (as defined in the Berry Credit Agreement).
The foregoing description of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Eleventh Amendment, a copy of which is filed with this Report as Exhibit 10.2 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1    Seventh Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 21, 2015, among Linn Energy, LLC, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto.
10.2    Eleventh Amendment and Borrowing Base Agreement, dated as of October 21, 2015 among Berry Petroleum Company, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date:	October 22, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

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